As filed pursuant to Rule 424(b)(5)
Registration No. 333-198659

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 24, 2014)

Emergent Capital, Inc.

Up to $50,000,000 of

Common Stock

We have entered into an At-the-Market Issuance Sales Agreement, or the Sales Agreement, with FBR Capital Markets & Co. and MLV & Co. LLC, each a Distribution Agent, and, collectively, the Distribution Agents, relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having a maximum aggregate sales price of up to $50,000,000 from time to time through the Distribution Agents.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “EMG.” On March 11, 2016, the last reported sale price of our common stock on the NYSE was $4.00 per share.

Sales of shares of our common stock, if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on or through the NYSE or on any other existing trading market for our common stock or through a market maker or any other method permitted by law, including but not limited to, negotiated transactions. The Distribution Agents will make all sales on a best efforts basis using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Distribution Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of all shares sold under the Sales Agreement. In connection with the sale of shares of our common stock on our behalf, each of the Distribution Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

FBR	MLV & Co.

The date of this prospectus supplement is March 14, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. We have not, and the Distribution Agents have not, authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. We have not, and the Distribution Agents have not, authorized anyone to give you any other information. We and the Distribution Agents take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is delivered or securities are sold on a later date. Our business, financial condition, prospectus and results of operations may have changed since those respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that is filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing.

All references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” or similar references refer to Emergent Capital, Inc. and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, and in accordance therewith, we file periodic reports and proxy statements with the Securities and Exchange Commission, referred to in this prospectus supplement as the SEC. All reports, proxy statements and the other information that we file with the SEC may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and our website at www.emergentcapital.com. Information on our website is not incorporated by reference in this prospectus supplement.

We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus are a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus incorporate by reference information we have filed with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information in documents that is deemed not to be filed):

•	our annual report on Form 10-K for the year ended December 31, 2015;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with on March 24, 2015; and

•	our current reports on Form 8-K filed on May 28, 2015, November 2, 2015 and January 4, 2016 (excluding Item 7.01 and the exhibit related thereto).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Emergent Capital, Inc.

Attn: Investor Relations

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

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FORWARD-LOOKING INFORMATION

The statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements and, with respect to Emergent Capital, Inc., within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about our business and the industry and markets in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “should” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable document incorporated by reference.

Factors that could cause our actual results to differ materially from those indicated in our forward-looking statements include, but are not limited to, the factors described in “Risk Factors” in this prospectus supplement and in the periodic reports that we file with the SEC as well as the following:

•	our ability to obtain future financings on favorable terms, or at all;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under our revolving credit facilities;

•	our ability to meet our debt service obligations;

•	delays in the receipt of death benefits from our portfolio of life insurance policies;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings under our revolving credit facilities;

•	increases in premiums on, or the cost of insurance of, life insurance policies that we own;

•	changes to actuarial life expectancy tables;

•	changes in general economic conditions, including inflation, changes in interest or tax rates;

•	our results of operations;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	continuing costs associated with an investigation by the SEC and an investigation by the Internal Revenue Services (“IRS”);

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increases to the discount rates used to value the life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

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•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments in capital markets;

•	deterioration of the market for life insurance policies and life settlements;

•	increased carrier challenges to the validity of our life insurance policies;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums upon a successful rescission or contest;

•	challenges to the ownership of the policies in our portfolio;

•	changes in laws and regulations;

•	deterioration in the credit worthiness of the life insurance companies that issue the policies included in our portfolio;

•	regulation of life settlement transactions as securities;

•	liabilities associated with our legacy structured settlement business;

•	our failure to maintain the security of personally identifiable information pertaining to insureds and counterparties;

•	disruption of our information technology systems;

•	loss of the services of any of our executive officers; and

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before investing. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus in its entirety before you decide whether to invest. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Company

We were founded in December 2006 as Imperial Holdings, LLC, a Florida limited liability company, and, in connection with our initial public offering in February 2011, Imperial Holdings, Inc., a Florida corporation, succeeded to the business of Imperial Holdings, LLC and its assets and liabilities. Effective September 1, 2015, we changed our name to Emergent Capital, Inc.

We own and manage a portfolio of life insurance policies, also referred to as life settlements. We primarily earn income on these policies from changes in their fair value and through death benefits when a policy matures. At December 31, 2015, we owned 632 policies with an aggregate death benefit of approximately $3.0 billion and an estimated fair value of $461.9 million.

We acquired the life insurance policies in our portfolio through a combination of direct policy purchases from the original policy owners (the secondary market), purchases of policies owned by other institutional investors (the tertiary market) and policy surrenders or foreclosures in satisfaction of loans issued under our legacy premium finance business. We use a probabilistic method of valuing life insurance policies, meaning we apply an individual insured’s probability of survival and probability of death to the required premiums and net death benefit of the insured’s life insurance policy to extrapolate the likely cash flows from the policy over the insured’s life expectancy. These likely cash flows are then discounted using a net present value formula. We believe this to be the preferred valuation method at the present time in the industry.

Our office is located at 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, and our telephone number is (561) 995-4200. Our website address is www.emergentcapital.com. The information on, or otherwise accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Emergent Capital, Inc., a Florida corporation.

Securities Being Offered	Shares of common stock, $0.01 par value, having a maximum aggregate sales price of up to $50,000,000.

Manner of Offering	“At the market offering” of shares of common stock. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We will use the net proceeds from this offering for general corporate purposes, including for working capital, to continue to make premium payments on certain life insurance policies that we own and to make selective investments in the life settlement asset class. See “Use of Proceeds” in this prospectus supplement.

NYSE Trading Symbol	EMG.

Risk Factors	Investing in our common stock involved risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” in our most recent annual report on Form 10-K, as well as in our subsequent reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest our common stock.

RISK FACTORS

Investment in shares of our common stock involves risks. You should read the risk factors set forth below, as well as those set forth in our most recent Annual Report on Form 10-K and in the other documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. In consultation with your own financial and legal advisors, you should carefully consider these risks together with all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in our common stock is suitable for you.

Risks Related to Our Common Stock and This Offering

We have broad discretion as to the use of the net proceeds from this securities offering and may not use them effectively.

We cannot specify with certainty how we will use the net proceeds from this securities offering. Our management has broad discretion in the application of the net proceeds, and we may use these proceeds in ways with which you may disagree or for purposes other than those contemplated at the time of the offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, or the market perception that we are permitted to sell a significant number of our securities, would have on the market price of our common stock.

The market price of our common stock may fluctuate significantly.

The market price of our common stock has fluctuated and could fluctuate substantially in the future. This volatility may subject our stock price to material fluctuations due to the factors discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, and other factors including market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common stock by existing shareholders.

We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have never declared or paid cash dividends on our common stock, nor do we anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. As a result, capital appreciation, if any, of our shares will be an investor’s sole source of gain for the foreseeable future.

The right of shareholders to receive liquidation and dividend payments on our common stock is junior to the rights of holders of existing and future indebtedness and to any other senior securities we may issue in the future.

Shares of common stock are equity interests and do not constitute indebtedness. This means that the shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. In addition, our board of directors may issue, without shareholder approval, preferred stock with dividend, liquidation, conversion, voting or other rights that may be senior in priority to the rights of holders of common stock, which could adversely affect the voting power or other rights of the holders of common stock.

Raising additional capital by issuing securities may cause dilution to our stockholders.

We may need or desire to raise substantial additional capital in the future. Except as discussed in the “Plan of Distribution” below, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In future offerings, we may sell shares or other securities at a price per share that is less than the price per share paid by investors in this offering. The issuance of additional shares of common stock or securities convertible into our common stock will dilute the ownership interest of our existing common shareholders. Further, future sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

We intend to use the net proceeds from this offering for general corporate purposes, including for working capital, to continue to make premium payments on certain life insurance policies that we own and to make selective investments in the life settlement asset class.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of shares of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the IRS and other applicable authorities, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock by holders that are subject to special provisions under the Code, including holders that:

•	are tax-exempt organizations, qualified retirement plans, or other tax-deferred accounts;

•	are financial institutions or insurance companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method;

•	own shares of our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•	acquire shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for services;

•	hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code; or

•	are U.S. expatriates or former long term residents of the United States.

Moreover, this discussion does not address any aspect of non-income taxation, the Medicare tax on net investment income, any state, local or non-U.S. taxation or the effect of any tax treaty. No ruling has or will be obtained from the IRS regarding the U.S. federal income tax consequences relating to the acquisition, ownership or disposition of shares of our common stock. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. If you are an organization that is a partnership for U.S. federal income tax purposes or a partner in such organization, you are urged to consult with your own tax advisor as to the U.S. federal income tax considerations that are applicable to you.

THIS DISCUSSION IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR FACTS AND CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of shares of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia;

•	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

•	a trust if (i) such trust has validly elected to be treated as a United States person (as defined under the Code) for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of such trust.

Distributions

If we pay cash distributions to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale or Other Taxable Disposition of Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holder

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes and that is not:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia;

•	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

•	a trust if (i) such trust has validly elected to be treated as a United States person (as defined under the Code) for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of such trust.

Distributions

If distributions with respect to shares of our common stock are made, such distributions will generally be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, and, to the extent such portion exceeds the Non-U.S. Holder’s adjusted tax basis, the excess will be treated as gain from the disposition of its shares of our common stock, the tax treatment of which is discussed below under the heading “Gain on Sale or Other Disposition.”

Except as described in the discussion below under the headings “Foreign Account Tax Compliance Act” and “Information reporting and backup withholding,” any distribution paid in respect of shares of our common stock to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower rate under an applicable tax treaty) of the gross amount of the distribution. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, the income is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), generally will be subject to U.S. federal income tax on a net income basis at rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a foreign corporation, the after-tax portion of such dividend may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty).

Gain on Sale or Other Disposition

Except as described in the discussion below under the headings “Foreign Account Tax Compliance Act” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, the income is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at rates and in the manner generally applicable to United States persons (as defined under the Code), and, if the Non-U.S. Holder is a foreign corporation, the after-tax portion of such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the calendar year of such sale, exchange or other disposition and certain other conditions are met, in which case such gain (which generally may be offset by U.S. source capital losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•	we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for its shares of our common stock (the “relevant period”).

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses that are reflected on a timely-filed U.S. federal income tax return.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to certain exceptions, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items) which will include such gain.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to the Non-U.S. Holder the amount of any dividends paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to dividend payments that we make to such Non-U.S. Holder provided that we do not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, as defined under the Code, and we have received from such Non-U.S. Holder a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or appropriate substitute form or such Non-U.S. Holder otherwise establishes an exemption.

Generally, no information reporting or backup withholding will be required regarding the proceeds of the sale of shares of our common stock made outside the United States and conducted through the foreign office of a financial intermediary that is not a U.S. payor or U.S. middleman within the meaning of the applicable Treasury Regulations. In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of shares of our common stock made within the United States or conducted through a financial intermediary that is a U.S. payor or U.S. middleman if the payor receives a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or appropriate substitute form and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, as defined under the Code, or such Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”) generally impose a 30% withholding tax on certain payments made to foreign financial institutions (“FFI”) and non-financial foreign entities (“NFFE”) unless such FFI or NFFE (1) enters into an agreement with the United States to satisfy certain reporting requirements or (2) otherwise establishes an exception to such reporting requirements as an exempt recipient of such payment. An intergovernmental agreement between the United States and the jurisdiction of residence of such non-U.S. payee may modify these requirements.

FATCA currently applies to dividends paid on, and, after December 31, 2018, will also apply to gross proceeds from the sale, exchange, redemption, retirement or other taxable disposition of, our common stock. Non-U.S. Holders may be affected by FATCA, and you are urged to consult your own tax advisor regarding its potential application. We intend to comply with FATCA and will not pay any additional amounts with respect to such withholding.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Distribution Agents under which we may offer and sell shares of our common stock having a maximum aggregate sales price of up to $50,000,000 from time to time through either or both Distribution Agents. Sales of the shares of common stock under this prospectus supplement, if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including without limitation sales made directly on or through the NYSE or on any other existing trading market for our common stock or through a market maker, or any other method permitted by law, including but not limited to, negotiated transactions. The Distribution Agents will not engage in any transactions that stabilize our common stock.

From time to time during the term of the Sales Agreement, we will notify either Distribution Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Distribution Agent, unless such Distribution Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Sales Agreement, the Distribution Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agents under the Sales Agreement are subject to a number of customary conditions that we must meet. The obligation of the Distribution Agents under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which may be waived by the respective Distribution Agent in its sole discretion.

Each Distribution Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which such Distribution Agent has sold shares of common stock for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to that Distribution Agent in connection with the sale and the net proceeds to us from the sale of the shares.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made. Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depositary Trust Company or by such other means as we and the Distribution Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each Distribution Agent a commission of up to 3.0% of the gross proceeds we receive from the sales of our common stock. We have also agreed to pay various fees and expenses related to this offering, including certain of the Distribution Agents’ reasonable out-of-pocket expenses, included legal expenses, up to $25,000, in the aggregate for both Distribution Agents combined. We estimate that the total expenses for this offering, excluding compensation payable to the Distribution Agents under the terms of the Sales Agreements, will be approximately $125,000.

In connection with the sale of shares of common stock on our behalf hereunder, each Distribution Agent may be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to that Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against specified liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by either Distribution Agent or us in accordance with the Sales Agreement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, which will be incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus is a part. See “Where You Can Find More Information” in this prospectus supplement.

The Distribution Agents and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for us by Foley & Lardner LLP. Certain legal matters in connection with this offering will be passed upon for the Distribution Agents by Hunton  & Williams LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

IMPERIAL HOLDINGS, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time up to $200.0 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2014.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “company,” “we,” “us,” “our” and “ours” refer to Imperial Holdings, Inc. and its subsidiaries on a combined basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed substantially since those dates.

“Forward-Looking” Information

The information included or incorporated by reference into this prospectus contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Certain factors that could cause results to differ materially from those projected in the forward-looking statements, including, among other things:

•	our results of operations;

•	continuing costs associated with indemnification and continuing cooperation obligations related to the investigation into our legacy premium finance business by the United States Attorneys’ Office for the District of New Hampshire (“USAO”) (the “USAO Investigation”), an investigation by the U.S. Securities and Exchange Commission (“SEC”) (the “SEC Investigation”) and with an investigation by the Internal Revenue Services (“IRS”) (the “IRS Investigation”);

•	adverse developments, including financial ones, associated with the USAO Investigation, the SEC Investigation and the IRS Investigation, other litigation and judicial actions or similar matters;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings, under the revolving credit facility (the “Revolving Credit Facility”) entered into by the Company’s subsidiary, White Eagle Asset Portfolio, LP;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under the revolving credit facility;

•	our ability to obtain financing on favorable terms or at all for life insurance policies that have not been pledged as collateral under our revolving credit facility;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	loss of business due to negative press from the non-prosecution agreement executed in connection with the USAO Investigation, the SEC Investigation, the IRS Investigation, litigation or otherwise;

•	increases to the discount rates used to value the life insurance policies that we own;

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	changes to actuarial life expectancy tables;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increased carrier challenges to the validity of our owned life insurance policies;

•	delays in the receipt of death benefits from our portfolio of life insurance policies;

•	challenges to the ownership of the policies in our portfolio;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

•	deterioration of the market for life insurance policies and life settlements;

•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments associated with uncooperative co-trustees;

•	loss of the services of any of our executive officers;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums upon a successful rescission or contest;

•	our inability to grow our businesses;

•	liabilities associated with our legacy structured settlement business;

•	changes in laws and regulations;

•	adverse developments in capital markets;

•	disruption of our information technology systems;

•	our failure to maintain the security of personally identifiable information pertaining to our customers, counterparties and insureds;

•	regulation of life settlement transactions as securities;

•	our limited operating experience and our ability to successfully implement our lending strategy;

•	deterioration in the credit worthiness of the life insurance companies that issue the policies included in our portfolio;

•	increases in premiums on life insurance policies that we own;

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts; and

•	changes in general economic conditions, including inflation, changes in interest or tax rates and other factors.

IMPERIAL HOLDINGS, INC.

We were founded in December 2006 as a Florida limited liability company and in connection with our initial public offering, in February 2011, Imperial Holdings, Inc. succeeded to the business of Imperial Holdings, LLC and its assets and liabilities. Through our subsidiaries, we own a portfolio of 593 life insurance policies, also referred to as life settlements, with a fair value of $336.8 million and an aggregate death benefit of approximately $2.9 billion at June 30, 2014. The Company primarily earns income on these policies from changes in their fair value and through death benefits.

More comprehensive information about us and our financial information is available through our website at www.imperial.com and in our recent filings with the SEC. For additional information, see the sections in this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our office is located at 701 Park of Commerce Boulevard — Suite 301, Boca Raton, Florida 33487, and our telephone number is (561) 995-4200.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including the repayment of debt, lending against portfolios of life insurance policies, acquiring businesses and investing in other businesses. Pending such use, we may temporarily invest the net proceeds in short-term investments.

FINANCIAL RATIOS

The following table shows our consolidated ratio of earnings to (i) fixed charges and (ii) combined fixed charges and preferred stock dividends for the periods indicated:

	For the six months ended June 30, 2014	For the year ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)(2)(3)	—	7.3	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(2)(3)(4)	—	7.3	—	—	—	—

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized and (b) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(2)	In the six months ended June 30, 2014 and in the years ended December 31, 2012, 2011, 2010 and 2009, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $9.8 million, $42.1 million, $33.8 million, $11.8 million and $4.2 million, respectively.
(3)	Earnings include net realized and unrealized gains or losses. Net realized and unrealized gains or losses can vary substantially from period to period. Please refer to our annual report on Form 10-K for the year ended December 31, 2013 and any subsequently filed quarterly reports on Form 10-Q for additional information.
(4)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements of consolidated subsidiaries. The term “preferred stock dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred securities. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized; (b) preferred dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.” If a different indenture for a series of debt securities is used, such indenture will be filed with the SEC and described in a prospectus supplement.

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

We may issue the debt securities in one or more separate series of debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	whether the debt securities of the series will be issued in whole or in part;

•	whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters before purchasing these or any other securities offered pursuant to this prospectus.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully- registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as DTC, and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a “banking organization” within the meaning of the New York banking law;

•	a limited purpose trust company organized under the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers and pledges, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

Neither we nor the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as “holders of debt securities,” and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•	(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists. (Section 801); and

•	the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 803).

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for any series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•	permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the

Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•	supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

•	cure any ambiguity or correct any mistake; or

•	to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	change any obligation of the company to pay additional amounts;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•	we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1401).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1401).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Outstanding Debt Securities

In February 2014, we issued $70.7 million in an aggregate principal amount of 8.50% senior unsecured convertible notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture dated February 21, 2014, between us and U.S. Bank National Association, as trustee.

The Notes are general senior unsecured obligations and rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The Notes are effectively subordinate to all of our secured indebtedness to the extent of the value of the asset collateralizing such indebtedness. The Notes are not guaranteed by our subsidiaries.

The maturity date of the Notes is February 15, 2019. The Notes accrue interest at the rate of 8.50% per annum on the principal amount of the Notes, payable semi-annually in arrears on August 15 and February 15 of each year with the first interest payment on August 15, 2014.

The Notes are convertible into shares of common stock at any time prior to the close of business on the second scheduled trading day immediately preceding maturity date. The Notes may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

We may not redeem the Notes prior to February 15, 2017. On and after February 15, 2017, and prior to maturity date, we may redeem for cash all, but not less than all, of the Notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date we deliver notice of the redemption. The redemption price will be equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if we call the Notes for redemption, a make-whole fundamental charge will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate by a number of additional shares of common stock for holders who convert their notes prior to the redemption date.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 40,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of August 31, 2014, 21,402,990 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and bylaws. This description is only a summary. For more detailed information, you should refer to the exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Each holder of our common stock is entitled to one vote for each share held by such holder on all matters to be voted upon by our shareholders, and there are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of the Company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorizes the issuance of shares of up to 40,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Warrants

Prior to the closing of our initial public offering, we issued warrants to purchase a total of up to 4,240,521 shares of our common stock. One-third of the warrants have an exercise price equal to $12.90, one-third of the warrants have an exercise price equal to $14.5125, and one-third of the warrants have an exercise price equal to $16.125. The warrants expire seven years after the date of issuance and vest ratably over four years. In the event of a change of control, all of the unvested warrants will vest. The exercise price may be paid in cash, or through a cashless exercise by reducing the number of shares otherwise issuable to the holder, based on the closing price of our common stock on the last business day before the exercise date.

In April 2014, as part of the consideration to settle litigation, warrants to purchase 2,000,000 shares of our common stock were issued into an escrow account. The warrants have a five-year term from the date they are distributed from the account with an exercise price of $10.75.

We also have $70.7 million in aggregate principal amount of Notes outstanding that may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

Certain provisions of Florida law, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Our articles of incorporation prohibit our shareholders from acting without a meeting by written consent. Our articles further require holders of not less than 50% of the voting power of our common stock to call a special meeting of shareholders. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Certain Provisions of Florida Law

We are subject to anti-takeover provisions that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions in its articles of incorporation or its bylaws. We have not elected to opt out of these provisions.

Control-Share Acquisitions. The Florida Business Corporation Act contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Business Corporation Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation;

•	one-third or more, but less than a majority, of all voting power of the corporation; or

•	a majority or more of all voting power of the corporation. The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition; or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

Affiliated Transactions. The Florida Business Corporation Act provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute and discussed more fully below, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Business Corporation Act defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Business Corporation Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties;

•	sales or other dispositions of assets to the interested shareholder representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•	issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•	any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate or associate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds shareholder approval requirement does not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors;

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

•	specified fair price and procedural requirements are satisfied.

If anyone should acquire shares in this rights offering that would exceed such threshold, they will retain voting rights for such shares since our board of directors has approved such acquisition in connection with this rights offering.

Florida Insurance Code. One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and regulated by the Florida Office of Insurance

Regulation. As a Florida viatical settlement provider, Imperial Life Settlements, LLC is subject to regulation as a specialty insurer under certain provisions of the Florida Insurance Code. Under applicable Florida law, no person can acquire, directly or indirectly, 10% or more of the voting securities of a viatical settlement provider or its controlling company, including Imperial Holdings, Inc., without the written approval of the Florida Office of Insurance Regulation.

The Florida Office of Insurance Regulation may disapprove an acquisition of beneficial ownership of 10% or more of our voting securities by any person who refuses to apply for and obtain regulatory approval of such acquisition. In addition, if the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our voting securities without obtaining regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of such voting securities which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities was made in violation of the applicable Florida law and would render the further transaction of its business hazardous to its customers, creditors, shareholders or the public.

Indemnification and Limitation of Liability

The Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnification.

The indemnification provisions of the Florida Business Corporation Act require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The indemnity covers expenses actually and reasonably incurred in defending the action.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers, directors and employees under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. Our chief executive officer has signed an employment agreement that provides for indemnification and advancement of expenses to the fullest extent permitted by Florida law. The officer must repay such expenses if it is subsequently found that the officer is not entitled to indemnification. Exceptions to this additional indemnification include criminal violations by the officer, transactions involving an improper personal benefit to the officer and willful misconduct or conscious and reckless disregard for our best interests.

Our bylaws provide for the indemnification of directors, officers, employees and agents and, upon certain circumstances, provide for the advancement of expenses incurred in connection with the defense of any proceeding that the director, officer, employee or agent was a party to by reason of the fact that he or she is or was a director, officer, employee or agent of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our bylaws also provide that we may purchase and maintain insurance on behalf of any director, officer, employee or agent against liability asserted against the director, officer, employee or agent in such capacity.

Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director derived an improper personal benefit, transactions involving unlawful distributions, and conscious disregard for the best interest of the corporation or willful misconduct (only if the proceeding is by or in the right of the corporation). As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Additionally, the settlement of the class actions consolidated and designated as Fuller v. Imperial Holdings, et al., the shareholder derivative action entitled Robert Andrzejczyk v. Imperial Holdings, Inc., et al., and the related insurance coverage declaratory relief complaint filed by Catlin Insurance Company (UK) Ltd. contemplates that we will advance the cost of legal expenses and otherwise indemnify certain of our directors and officers (including our former directors and certain employees) who would otherwise be entitled to coverage under portions of our director and officer liability insurance policies. The obligation to advance and indemnify on behalf of these individuals, while currently unquantifiable, may be substantial and could have a material adverse effect on our financial position and results of operations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common or preferred stock purchasable upon the exercise of warrants to purchase common or preferred stock and the price at which such number of shares of common or preferred stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or preferred stock, holders of such warrants will not have any of the rights of holders of debt securities, common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt securities, common stock or preferred stock at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of common stock, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed April 17, 2014;

•	our Quarterly Reports on Form 10-Q filed on May 8, 2014 and July 30, 2014;

•	our Current Reports on Form 8-K filed on February 13, 2014 (excluding Item 7.01 and the exhibit related thereto), February 21, 2014, May 20, 2014 and June 9, 2014; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed January 31, 2011, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Imperial Holdings, Inc.

Attn: Investor Relations

701 Park of Commerce Boulevard, Suite 301

Boca Raton, Florida 33487

(561) 995-4200

You can also find these filings on our website at www.imperial.com. We are not incorporating the information on our website other than these filings into this prospectus.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our securityholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP unless otherwise indicated in the applicable prospectus supplement. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Emergent Capital, Inc.

Up to $50,000,000 of

Common Stock

PROSPECTUS SUPPLEMENT

FBR	MLV & Co.

March 14, 2016